EXHIBIT 4.1



                   REGISTRATION RIGHTS AGREEMENT

                     dated as of July 31, 1998

                               among

                 CAPITAL ONE FINANCIAL CORPORATION

                                and

                     THE HOLDERS NAMED HEREIN


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                   REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT, dated as of July 31, 1998 (this "Agreement"), by and among CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation ("Parent"), and the Initial Holders listed on the signature pages hereto (the "Initial Holders").

           This Agreement is made in connection with the Agreement and Plan of Merger, dated as of July 31, 1998 (the "Merger Agreement"), by and among Parent, [S-Acquisition Corp.], a Texas corporation and a wholly-owned subsidiary of Parent (the "Subsidiary"), Summit Acceptance Corporation, a Texas corporation ("Summit"), and the Initial Holders, pursuant to which, among other things, (i) the Subsidiary is merging with and into Summit (the "Merger"), with Summit being the surviving corporation and thereby becoming a wholly-owned subsidiary of Parent, and (ii) Parent is issuing to the Initial Holders, in exchange for the common stock and warrants of Summit, shares (the "Shares") of Common Stock (as hereinafter defined) which will not be registered under the Securities Act (as hereinafter defined). In order to induce Summit and the Initial Holders to enter into the Merger Agreement, Parent has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                             ARTICLE I
                            DEFINITIONS

           SECTION 1.1. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement.

           SECTION 1.2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

           "Adverse Disclosure" means public disclosure of material, non-public information, which disclosure, in the reasonable, good faith judgment of the chief executive officer or the chief financial officer of Parent, after consultation with counsel, (i) would be required to be made in any Registration Statement or filed with the Commission by Parent so that such Registration Statement would not be materially misleading or so that such Registration Statement would otherwise comply with the Securities Act or applicable law; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) Parent has a bona fide business purpose for not disclosing publicly.


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           "Agreement" has the meaning set forth in the preamble hereto.

           "Commission" means the United States Securities and
Exchange Commission, or any successor thereto.

           "Common Stock" means Parent's common stock, par value
$0.01 per share.

           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

           "Filing Date" means the fifth business day following the date hereof.

           "Filing Delay" has the meaning set forth in Section
2.1(c) hereof.

           A "holder" or "holders" means any holder or holders of Registrable Securities (whether or not acquired pursuant to the Merger Agreement) who is a party hereto or who becomes a party hereto in accordance with Section 3.3 hereof.

           "Indemnified Parties" has the meaning set forth in
Section 2.5(a) hereof.

           "Loss" has the meaning set forth in Section 2.5(a) hereof.

           "Merger Agreement" has the meaning set forth in the recitals hereto.

           "Notice" has the meaning set forth in Section 2.1(c) hereof.

           "Parent" has the meaning set forth in the preamble hereto, and shall include Parent's successors by merger, acquisition, reorganization or otherwise.

            "Person" or "person" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

           "Prospectus" means the prospectus included in the Shelf Registration Statement as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments and all other material incorporated by reference in such prospectus.

           "Registrable Securities" means the Shares and any securities that may be issued or distributed in respect of the Shares by way of stock dividend, stock split or other distribution, or by way of merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable


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Securities shall cease to be Registrable Securities to the extent
(i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been transferred pursuant to such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities
Act, or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by Parent and such securities may be publicly resold without registration or qualification of them under the Securities Act.

           "Registration" means a registration of Parent's securities for sale to the public under a Registration Statement.

           "Registration Expenses" has the meaning set forth in
Section 2.4 hereof.

           "Registration Statement" means any registration statement of Parent filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus therein and the amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

           "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

           "Shelf Period" has the meaning set forth in Section
2.1(b) hereof.

           "Shelf Registration" means a Registration effected pursuant to Section 2.1 hereof.

           "Shelf Registration Statement" means the Registration Statement of Parent filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities
Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

           SECTION 1.3. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and references herein to Sections refer to Sections of this Agreement.

                            ARTICLE II
                        REGISTRATION RIGHTS

           SECTION 2.1.  Shelf Registration.


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           (a) Filing. Subject to Section 2.1(c) hereof, Parent
shall use its reasonable best efforts to file with the Commission on or before the Filing Date, the Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with reasonable and customary methods of distribution elected by such holders and set forth in such Shelf Registration Statement. Subject to Section 2.1(c) hereof, Parent shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable following such filing.

           (b) Continued Effectiveness. Subject to Section 2.1(c) hereof, so long as permitted by applicable law, Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by holders until the earlier of (i) the first anniversary of the date hereof or
(ii) the date as of which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (but in no event prior to the expiration of any applicable period referred to in
Section 4(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness being referred to herein as the "Shelf Period").

           (c) Delay in Filing and Suspension of Registration; Amendments. (i) If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require Parent to make an Adverse Disclosure, Parent may, upon giving prompt notice (the "Notice") of such action to the holders, delay the filing or initial effectiveness of the Shelf Registration Statement (a "Filing Delay") or suspend the use thereof (a "Shelf Suspension") for a reasonable period of time as determined in good faith by Parent. Parent shall have no obligation to inform the holders of the reason for such Filing Delay or Shelf Suspension other than to inform such holders that such action is being taken pursuant to this Section 2.1(c), and except as required by law, the holders and their Affiliates shall not make any public disclosure regarding, and shall treat as confidential, any Filing Delay, Shelf Suspension or Notice. In the case of a Filing Delay, Parent shall promptly notify the holders upon the termination of such Filing Delay, and Parent shall use its reasonable best efforts to file the Shelf Registration Statement with the Commission within two business days of the termination of such Filing Delay in accordance with the terms hereof or have the Shelf Registration Statement declared effective as soon as reasonably practicable following the termination of such Filing Delay, as the case may be. In the case of a Shelf Suspension, the holders agree to suspend use of the Prospectus related to the Shelf Registration in connection with any sale or purchase of or offer to sell or purchase Registrable Securities upon receipt of the Notice. Parent shall promptly notify the holders upon the termination of any Shelf Suspension, promptly amend or supplement the Shelf Registration Statement following the termination of such Shelf Suspension, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading, and furnish to the holders such numbers of copies of the Prospectus therein as so amended or supplemented as the holders may reasonably request. (ii) Parent agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by Parent for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act.


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           (d) Representation of Parent. Parent hereby represents
that it has no actual knowledge of any circumstances existing as of the date hereof that would reasonably be expected to cause
Parent to implement a Filing Delay or Shelf Suspension.

           SECTION 2.2.  Registration Procedures.

           (a) In connection with Parent's registration obligations under Section 2.1 hereof, subject to the other provisions set forth herein, Parent will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the terms hereof, and pursuant thereto Parent shall:

           (i) prepare and use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act in accordance with the terms hereof; provided, however, that Parent may discontinue any Registration of its securities that are not Registrable Securities;

           (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf
      Registration Statement and supplements to the Prospectus as may be reasonably necessary to keep such Registration
      Statement effective for the Shelf Period;

           (iii) notify the holders of Registrable Securities, as soon as reasonably practicable after notice thereof is received by Parent (A) when the Shelf Registration Statement or any amendment thereto has been filed or becomes effective, and when the Prospectus or any amendment or supplement to the Prospectus has been filed, (B) of the receipt of any written comments by the Commission or any request by the Commission or any other federal, state or local governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (iv) promptly notify each holder of Registrable Securities when Parent becomes aware of the happening of any event as a result of which the Shelf Registration Statement or the Prospectus included in the Shelf Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Shelf Registration Statement or the Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter and except as otherwise permitted herein, prepare and file with the Commission


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      an amendment or supplement to such Registration
      Statement or Prospectus which will correct such statement or omission or effect such compliance;

           (v) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus or suspending any qualification of the Registrable
      Securities at the earliest possible moment;

           (vi) furnish to each holder of Registrable Securities as many conformed copies as such holder may reasonably request of the Shelf Registration Statement and any amendment or post-effective amendment thereto;

           (vii) deliver to each holder of Registrable Securities as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder may reasonably request (it being understood that Parent consents to the use of the Prospectus or any amendment or supplement thereto by each of the holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

           (viii) on or prior to the date on which the Shelf Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for the Shelf Period and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Shelf Registration Statement; provided that Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

           (ix) cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Registrable Securities to be sold under the Shelf Registration Statement;

           (x) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

           (xi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;


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           (xii) provide and cause to be maintained a transfer
      agent and registrar for all Registrable Securities covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement; and

           (xiii) cause all Registrable Securities covered by the Shelf Registration Statement to be listed on the primary securities exchange or inter-dealer quotation system on which such securities of that type are then listed or quoted.

           (b) Parent may require each seller of Registrable Securities to furnish to Parent such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as Parent may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to Parent and to cooperate with Parent as reasonably necessary to enable Parent to comply with the provisions of this Agreement. Parent shall have the right to exclude any holder that does not comply with the preceding sentence from the Shelf Registration Statement and to preclude such holder from selling Registrable Securities thereunder.

           (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.2(a)(iv) hereof, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.2(a)(iv) hereof, or until it is advised in writing by Parent that the use of the Prospectus may be resumed, and, if so directed by Parent, such holder will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

           SECTION 2.3. Other Agreements. Parent will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement or otherwise conflicts with the provisions hereof. Notwithstanding the foregoing, the holders acknowledge and agree that Parent may be a party to or may enter into other agreements providing for registration rights which agreements may permit Persons other than the holders to sell securities of Parent under the Shelf Registration Statement, provided that no such agreement shall conflict with or limit the rights of the holders hereunder.

           SECTION 2.4. Registration Expenses. All expenses incurred in connection with Parent's performance of or compliance with this Agreement will be paid by Parent, including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission, (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses incurred by Parent (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for Parent and of all independent certified public accountants of Parent, (v) Securities Act liability


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insurance or similar insurance if Parent so desires,
(vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system (all such expenses being referred to herein as "Registration Expenses"). Parent will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by Parent. Notwithstanding anything to the contrary contained herein, Parent shall not be required to pay any costs or expenses incurred by any holder of Registrable Securities in the course of the transactions contemplated hereby, including, without limitation, costs and expenses relating to underwriters' commissions and discounts in respect of Registrable Securities to be sold by such holder, or brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the holders, individually or in the aggregate.

           SECTION 2.5.   Indemnification.

           (a) Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its Affiliates and their respective officers, directors and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and reasonable attorneys' fees) (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any final, preliminary, or summary Prospectus contained therein, in light of the circumstances under which they were made) not misleading; provided, however, that Parent shall not be liable to any Indemnified Party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement in reliance upon and in conformity with written information furnished to Parent by such holder of Registrable Securities expressly for use in the preparation thereof; and provided, further, that Parent will not be liable to any Indemnified Party in any case to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such Prospectus which has been made available to such holder and the relevant holder of Registrable Securities fails to deliver such Prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with the sales of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability Parent may otherwise


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have. Such indemnity shall remain in full force and effect
regardless of any investigation made by or on behalf of such holder or any Indemnified Party and shall survive the transfer of such securities by such holder.

           (b) Indemnification by the Selling Holder of
Registrable Securities. Each holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, Parent, its Affiliates and their respective directors, officers and employees, and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act), from and against any Losses resulting from (i) any untrue statement of a material fact or any omission of a material fact required to be stated in the Shelf Registration Statement (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of any final, preliminary or summary Prospectus contained therein, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any written information furnished by such holder to Parent specifically for inclusion in the Shelf Registration Statement or (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in any final, preliminary or summary Prospectus if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to such Prospectus which has been made available to such holder and such holder fails to deliver such Prospectus as so amended or supplemented, if such delivery is required under applicable law or the applicable rules of any securities exchange, prior to or concurrently with a sale of the Registrable Securities. This indemnity shall be in addition to any liability such holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any indemnified party. The liability of each holder under the indemnity set forth in this Section 2.5(b) shall be limited to the amount of proceeds received by such holder in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement.

           (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, or (iii) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the


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indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies on such indemnifying party or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate law firm admitted to practice in such jurisdiction at any one time for all such indemnified parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, or
(y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

           (d) Contribution. If for any reason the
indemnification provided for in the paragraphs (a) and (b) of this Section 2.5 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs
(a) and (b) of this Section 2.5, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.5(a) and 2.5(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

           SECTION 2.6. Rules 144 and 144A. Parent covenants that it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act


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and the Exchange Act and the rules and regulations adopted by the
Commission thereunder (or, if Parent is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, provided that Parent shall not be required to make any Adverse Disclosure), and it will take such further action as any holder of Registrable Securities may reasonably request (including providing a written acknowledgment to such holder that it has timely filed all such reports), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

                            ARTICLE III
                           MISCELLANEOUS

           SECTION 3.1. Term. This Agreement shall terminate upon the expiration of the Shelf Period, except for the provisions of Sections 2.5, 2.6 and 3.4 hereof, which shall survive any such termination; provided, that the provisions set forth in Section
2.6 hereof shall terminate two years after the date hereof. Following the expiration of the Shelf Period, Parent shall have the right to terminate the effectiveness of the Shelf Registration Statement and the holders shall return to Parent all copies of the Shelf Registration Statement and copies of any final, preliminary or summary Prospectus contained therein (other than permanent file copies).

           SECTION 3.2. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

           if to Parent or Sub:

                Capital One Financial Corporation
                2980 Fairview Park Drive
                Suite 1300
                Falls Church, Virginia 22042-4525
                Attention:  John Finneran, Esq.
                Fax:  (703) 205-1094

           with an additional copy to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York  10006
                Attention:  Victor Lewkow, Esq.
                Fax:  (212) 225-3999
           if to the Company or any of the Stock Sellers:

                Summit Acceptance Corporation
                3939 Belt Line Road
                Suite 500
                Dallas, Texas  75244
                Attention:  David R. Lawson
                Fax:  (972) 280-8647

           with additional copies to:

                G. Fulton Collins III
                1924 South Utica
                Suite 800
                Tulsa, Oklahoma  74104
                Facsimile:  (918) 748-9863

           and:

                Conner & Winters
                3700 First Place Tower
                15 East 5th Street
                Tulsa, Oklahoma 74103-4344
                Attention:  Robert A. Curry, Esq.
                Fax:  (918) 586-8548

          if to Capital Resources Lenders III, L.P.:

                Capital Resource Lenders III, L.P.
                85 Merrimac Street
                Suite 200
                Boston, Massachusetts  02114
                Attention:  Stephen M. Jenks
                Fax:  (617) 723-9819

           with an additional copy to:

                Testa, Hurwitz & Thibeault, LLP
                High Street Tower
                125 High Street
                Boston Massachusetts  02110
                Attention:  Andrew E. Taylor Jr., Esq.
                Fax:  (617) 248-7100
           if to Lincoln National Life Insurance Company or Lincoln National Income Fund, L.P.:

                c/o Lincoln Investment Management, Inc.
                200 East Berry Street
                Fort Wayne, Indiana  46802
                Attention:  Investments/Private Placements
                Fax:  (219) 455-5499

           if to J.P. Morgan Capital Corporation or
           Sixty Wall Street Fund, L.P.:

                c/o J.P. Morgan & Co. Incorporated
                60 Wall Street, 14th Floor
                New York, New York  10260
                Attention:  Meryl D. Hartzband
                Fax:  (212) 648-5002

           with an additional copy to:

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York  10017
                Attention:  Jeffrey D. Berman, Esq.
                Fax:  (212) 450-5425

           Each holder, by written notice given to Parent in accordance with this Section 3.2 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon transmission, if by facsimile transmission; (iii) five business days after being deposited in the mail, postage prepaid, if mailed by first class mail; and
(iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

           SECTION 3.3. Successors, Assigns and Transferees. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned; provided, that no such assignment shall be binding upon or obligate Parent to any such assignee unless and until (i) Parent shall have received an agreement in writing from such assignee pursuant to which such assignee agrees to be bound by the terms hereof and the terms of Section 9.6 of the Merger Agreement, or such assignee, by the terms of the assignment, is bound by such terms, and (ii) unless such assignee is already a holder of Registrable Securities or such assignee is a partner of a holder that is a partnership that has made a distribution of Registrable Securities to the partners thereof, such assignee acquires Registrable Securities with an estimated market value of $1 million or more or, if less, all of the Registrable Securities held by the assignor thereof; provided, that an assignor shall notify Parent of any proposed assignment no less than three business days prior to such assignment; and provided, further, that in connection with any assignment the assignor shall provide to Parent all information relating to any assignee that Parent may reasonably request in connection with Parent's obligations under this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.3 shall be null and void.

           (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

           SECTION 3.4. Governing Law; Service of Process;
Consent to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflicts of laws rules thereof.

           (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Eastern District of Virginia and in any Virginia state court located in the Eastern District of Virginia and not in any other state or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the Commonwealth of Virginia for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (iv) irrevocably waives the right to trial by jury in any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby.

           SECTION 3.5. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

           SECTION 3.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

           SECTION 3.7.  Amendment; Waiver.

           (a) This Agreement may not be amended or modified except by an instrument or instruments in writing making specific reference to this Agreement and signed by Parent and each of the holders of Registrable

Securities then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.7(a), whether or not such Registrable Securities shall have been marked accordingly.

           (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

           SECTION 3.8. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.



                                    CAPITAL ONE FINANCIAL CORPORATION



                                    By:  /s/ Murray Abrams
                                       ------------------------------
                                       Name:   Murray Abrams
                                       Title:  Senior Vice President


                                   INITIAL HOLDERS:



                                   /s/ David R. Lawson
                                   ----------------------------------
                                   David R. Lawson




                                   /s/ G. Fulton Collins III
                                   ----------------------------------
                                   G Fulton Collins III, as
                                   Trustee of the G.
                                   Fulton Collins III Management Trust




                                   /s/ Suzanne McCabe Collins
                                   ---------------------------------
                                   Suzanne McCabe Collins, as Trustee
                                   of the Suzanne McCabe Collins, Jr. 1990
                                   Qualified Subchapter S Trust




                                   /s/ Suzanne McCabe Collins
                                   ----------------------------------
                                   Suzanne McCabe Collins,
                                   as Trustee of the George
                                   Fulton Collins IV 1997 Trust




                                   /s/ Fulton Collins
                                   ---------------------------------
                                   Fulton Collins, as Trustee
                                   of the Suzanne McCabe Collins,
                                   Jr. 1994 Trust

                                   /s/ Fulton Collins
                                   ----------------------------------
                                   Fulton Collins, as Trustee of the
                                   Catherine Elizabeth Collins 1994 Trust




                                   /s/ Suzanne McCabe Collins
                                   ---------------------------------
                                   Suzanne McCabe Collins, as Trustee
                                   of the Catherine Elizabeth Collins
                                   1990 Qualified Subchapter S Trust




                                   /s/ Suzanne McCabe Collins
                                   ---------------------------------
                                   Suzanne McCabe Collins, as Trustee of the
                                   George Fulton Collins IV 1990 Qualified
                                   Subchapter S Trust



                                   CAPITAL RESOURCE LENDERS III, L.P.
                                   By:  Capital Resource Partners III,
                                    L.L.C. its General Partner


                                   By:  /s/ Stephen Jenks
                                      ------------------------------
                                      Name:  Stephen Jenks
                                      Title: Member

                                   THE LINCOLN NATIONAL LIFE
                                    INSURANCE COMPANY
                                   By:  Lincoln Investment Management, Inc.
                                    its Attorney-in-Fact


                                   By: /s/ Richard L. Corwin
                                      ------------------------------
                                      Name:  Richard L. Corwin
                                      Title: Vice President

                                   LINCOLN NATIONAL INCOME FUND, L.P.



                                   By: /s/ David C. Fischer
                                      ------------------------------
                                      Name:  David C. Fischer
                                      Title: Vice President

                                   J.P. MORGAN CAPITAL CORPORATION



                                   By: /s/ Meryl D. Hartzband
                                      ------------------------------
                                      Name:  Meryl D. Hartzband
                                      Title: Managing Director

                                   SIXTY WALL STREET FUND, L.P.



                                   By: /s/ Meryl D. Hartzband
                                      ------------------------------
                                      Name:  Meryl D. Hartzband
                                      Title: Managing Director